Exhibit 99.1

Keith R. Leonard, Jr. Appointed to Intuitive Surgical Board of Directors
Intuitive Surgical, Inc. (Nasdaq: ISRG) today announced the appointment of Mr. Keith R. Leonard, Jr. to the Company’s Board of Directors, effective January 28, 2016.
“Mr. Leonard has deep and relevant industry and leadership expertise that will be a valuable addition to our Board of Directors”, said Dr. Gary Guthart, President and CEO, Intuitive Surgical. “We look forward to his contributions.”
Mr. Keith R. Leonard, Jr., 54, has more than 20 years of experience in the pharmaceutical industry. From August 2005 until the October 2015 acquisition by Allergan plc, Mr. Leonard served as President, Chief Executive Officer and a Member of the Board of Directors of Kythera Biopharmaceuticals, Inc., a biopharmaceutical company that he co-founded. From 1991 to 2004, Mr. Leonard held various positions at Amgen Inc., most recently as Senior Vice President and General Manager of Amgen Europe, where he was responsible for commercial operations in 28 European countries.
Mr. Leonard has served on the Board of Directors of Anacor Pharmaceuticals, Inc. since May 2014.
Mr. Leonard received a B.S. in Engineering from the University of California, Los Angeles, a B.A. in History from the University of Maryland, an M.S. in Engineering from the University of California, Berkeley, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (Nasdaq: ISRG), headquartered in Sunnyvale, Calif., is the industry leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets the da Vinci® Surgical System.
About the da Vinci Surgical System
There are several models of the da Vinci Surgical System. The da Vinci Surgical Systems are designed to help surgeons perform minimally invasive surgery. da Vinci Systems are not programmed to perform surgery on their own. Instead, the procedure is performed entirely by a surgeon who controls the system. da Vinci Systems offer surgeons high-definition 3D vision, a magnified view, and robotic and computer assistance. They use specialized instrumentation, including a miniaturized surgical camera and wristed instruments (i.e., scissors, scalpels, and forceps) that are designed to help with precise dissection and reconstruction deep inside the body.
Important Safety Information
Serious complications may occur in any surgery, including da Vinci Surgery, up to and including death. Risks include, but are not limited to, injury to tissues and organs and conversion to other surgical techniques. If your doctor needs to convert the surgery to another surgical technique, this could result in a longer operative time, additional time under anesthesia, additional or larger incisions and/or increased complications. Individual surgical results may vary. Patients who are not candidates for non-robotic minimally invasive surgery are also not candidates for da Vinci Surgery. Patients should talk to their doctors to decide if da Vinci Surgery is right for them. Patients and doctors should review all available information on non-surgical and surgical options in order to make an informed decision. Please also refer to www.daVinciSurgery.com/Safety for Important Safety Information.
Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2014, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements using words such as "estimates," "projects," "believes," "anticipates," "plans," "expects," "intends," "may," "will," "could," "should," "would," "targeted" and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

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